UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2017

Mallinckrodt public limited company

(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Lotus Park, The Causeway, Staines Upon Thames
Surrey TW18 3AG, United Kingdom
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  +44 017 8463 6700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 1, 2017, the shareholders of Mallinckrodt plc (the “Company”) approved amendments to the Company’s Memorandum of Association and Articles of Association at the Company’s 2017 Annual General Meeting of the Shareholders (the “Annual General Meeting”). The amendments to the Memorandum of Association make some administrative updates for the relevant new statutory section numbering and terms of the Companies Act 2014 (the “Act”), which took effect for Irish companies on June 1, 2015, and the amendments to the Articles of Association make corresponding administrative updates to the Articles of Association and to opt out of certain provisions of the Act because those provisions were already covered in the Articles of Association or were not applicable to the Company.
Each of the foregoing amendments to the Memorandum of Association and Articles of Association are described and disclosed in the Company’s Proxy Statement filed with the SEC on January 18, 2017 on pages 58-59 and Appendix A thereto and the foregoing description is qualified in its entirety by reference to the complete text of the Amended and Restated Constitution and Articles of Association of the Company, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07    Submission of Matters to a Vote of Security Holders.
At the Company’s Annual General Meeting on March 1, 2017, the shareholders:

•	elected all nine of the Company’s nominees for director;

•
approved, in a non-binding vote, the appointment of Deloitte & Touche LLP to serve as the Company’s independent auditors for the transition period from October 1, 2016 to December 30, 2016 (the “Transition Period”) and for the fiscal year ending December 29, 2017 and authorized, in a binding vote, the Audit Committee to set the auditors’ remuneration;

•	approved, in a non-binding advisory vote, the compensation of the Company’s named executive officers described in the proxy statement;

•	authorized the Company and/or any subsidiary of the Company to make market purchases or overseas market purchases of the Company’s shares;

•	authorized the price range at which the Company can re-allot shares it holds as treasury shares (Special Resolution);

•	approved amendments to the Company’s Memorandum of Association to make certain administrative amendments (Special Resolution);

•	approved amendments to the Company’s Articles of Association to make certain administrative amendments (Special Resolution); and

•	approved the reduction of the Company’s capital (Special Resolution).

The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting are as follows:
Proposal 1. To re-elect nine (9) directors to hold office until the Company’s next Annual General Meeting of Shareholders:

Nominees	For	Against	Abstain	Broker Non-Votes
Melvin D. Booth	72,669,277	138,390	153,593	12,099,755
David R. Carlucci	72,569,716	240,976	150,568	12,099,755
J. Martin Carroll	72,352,429	456,342	152,489	12,099,755
Diane H. Gulyas	72,473,877	339,347	148,036	12,099,755
JoAnn A. Reed	72,684,749	121,401	155,110	12,099,755
Angus C. Russell	72,356,021	455,968	149,271	12,099,755
Mark C. Trudeau	72,656,602	164,243	140,415	12,099,755
Kneeland C. Youngblood, M.D.	72,680,122	128,219	152,919	12,099,755
Joseph A. Zaccagnino	72,674,483	137,073	149,704	12,099,755

Proposal 2. To approve, in a non-binding vote, the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the Transition Period and for the fiscal year ending December 29, 2017 and to authorize, in a binding vote, the Audit Committee of the Board of Directors to set the auditors’ remuneration:

For:	Against:	Abstain:	Broker Non-Votes:
84,196,252	698,903	165,860	0

Proposal 3. To approve, in a non-binding advisory vote, the compensation of the Company’s named executive officers described in the proxy statement:

For:	Against:	Abstain:	Broker Non-Votes:
69,495,115	3,376,901	89,244	12,099,755

Proposal 4. To authorize the Company and/or any subsidiary of the Company to make market purchases or overseas market purchases of Company shares:

For:	Against:	Abstain:	Broker Non-Votes:
83,963,188	289,647	808,180	0

Proposal 5. To authorize, via special resolution, the price range at which the Company can re-allot shares that it holds as treasury shares:

For:	Against:	Abstain:	Broker Non-Votes:
83,635,030	534,562	891,423	0

Proposal 6a. To approve, via special resolution, amendments to the Company’s Memorandum of Association to make certain administrative amendments:

For:	Against:	Abstain:	Broker Non-Votes:
83,594,592	484,365	982,058	0

Proposal 6b. To approve, via special resolution, amendments to the Company’s Articles of Association to make certain administrative amendments:

For:	Against:	Abstain:	Broker Non-Votes:
83,590,039	499,264	971,712	0

Proposal 7. To approve, via special resolution, the reduction of the Company’s capital:

For:	Against:	Abstain:	Broker Non-Votes:
83,474,455	694,195	892,365	0

Item 9.01    Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Constitution and Articles of Association of Mallinckrodt plc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALLINCKRODT PUBLIC LIMITED COMPANY

Date:	March 1, 2017	By:	/s/ Kenneth L. Wagner
Kenneth L. Wagner
Vice President and Corporate Secretary